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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 9, 1998


                               CONMED CORPORATION
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             (Exact name of registrant as specified in its charter)


          New York                      0-16093                16-0977505
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(State or other jurisdiction of       (Commission           (I.R.S. Employer
incorporation or organization)        File Number)          Identification No.)


      310 Broad Street, Utica, New York                           13501
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   (Address of principal executive offices)                     (Zip Code)


                                 (315) 797-8375
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              (Registrant's telephone number, including area code)

Item 5.   Other Events

          On March 9, 1998, the Registrant issued the attached press release relative to the completion of a $130,000,000 Senior Subordinated Note Offering and certain unusual non-cash charges which will be recorded in the Company's results for the first quarter of 1998.

Item 7.  Financial Statements and Exhibits

                  (c)   Exhibits

                        1. Press release dated March 9, 1998.

                                    Signature

         Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     CONMED CORPORATION

                                                  By:/s/ Robert D. Shallish, Jr.
                                                     ---------------------------
                                                         Robert D. Shallish, Jr.
                                                         Vice President-Finance

Dated:    March 9, 1998

[GRAPHIC-LOGO CONMED CORPORATION]                                   NEWS RELEASE






CONTACT: Robert D. Shallish, Jr.
         Vice President - Finance
         (315) 797-8375 ext. 2219

FOR RELEASE:    7:00 AM  EST- Monday, March 9,  1998

         CONMED Completes $130,000,000 Senior Subordinated Note Offering

UTICA, N.Y.- CONMED Corporation (NASDAQ: CNMD) announced that it has completed an offering of $130,000,000 of Senior Subordinated Notes. The notes carry an interest rate of 9% and are due in March 2008. The proceeds of the offering were used to permanently reduce a portion of the senior term notes under the Company's principal bank credit agreement incurred in connection with the Company's purchase of Linvatec Corporation from Bristol-Myers Squibb Company on December 31, 1997. Linvatec is a manufacturer and distributor of arthroscopic and powered surgical instruments.

As a result of the repayment of a portion of the amounts outstanding under the Company's principal bank credit agreement, a non-cash charge of approximately $2.0 million of deferred financing fees will be incurred in the first quarter of 1998 as an extraordinary item. Additionally, a non-cash charge of approximately $3.0 million related to the purchase accounting valuation of beginning Linvatec inventory will be recorded in the first quarter of 1998.

Mr. Eugene R. Corasanti, Chairman, Chief Executive Officer, and President said, "I am very pleased with the progress we have made to date assimilating the Linvatec acquisition. We have completed the longer term financing at reasonable rates and are progressing on our operational and sales plans to optimize the Linvatec business. We continue to believe that Linvatec's operating results will be accretive in 1998 and further accretive in 1999".

CONMED is a leading developer, manufacturer and supplier of a broad range of medical instruments and systems used in surgical and other medical procedures. The Company's product offerings include electrosurgical systems, electrocardiogram ("ECG") electrodes and accessories, surgical suction instruments, intravenous ("IV") therapy accessories and wound care products. In addition, through its recent acquisition of Linvatec, the Company has broadened its product offerings to include arthroscopic surgery devices and products, powered surgical instruments and imaging products for minimally-invasive surgery. The Company's products are used in a variety of clinical settings, such as operating rooms, surgery centers, physicians' offices and critical care areas of hospitals.

Certain statements  contained above are forward-looking and may involve risk and
uncertainties,   including   but  not  limited   to,  the  interim   effects  of
consolidating the Linvatec business.